Exhibit 10.7

IRIS INTERNATIONAL, INC

FIRST AMENDMENT TO

KEY EMPLOYEE AGREEMENT

FOR

RICHARD O’LEARY

IRIS INTERNATIONAL, INC., a Delaware corporation (the “Company”), agrees with you to amend your Key Employee Agreement in effect on the date hereof (the “Agreement”), as provided below, with such amendment (the “Amendment”) to be effective as of February 29, 2012:

1. Severance Benefits. Section 3.5(b)(ii) of the Agreement is deleted in its entirety and replaced with the following:

“(ii) the Company shall pay you, at the time and in the manner specified in subsection (c) below, an amount equal to one and one-half (1.5) times your Target Cash Bonus, where “Target Cash Bonus” is equal to the target cash bonus award that you are eligible to receive under the Company’s Management Incentive Bonus Plan (or any successor thereto) for the year in which your termination occurs or, if your target cash bonus has not been established for the fiscal year in which your termination occurs, the last target cash bonus established for you.

2. Change of Control. Section 3.5(d)(i) is deleted in its entirety and replaced with the following

“(i) “Change in Control” shall mean (A) the dissolution or liquidation of the Company, (B) consummation of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company, (C) consummation of any merger or consolidation of the Company in which the holders of voting stock of the Company immediately before the merger or consolidation will not own thirty five percent (35%) or more of the voting stock of the continuing or surviving corporation immediately after such merger or consolidation; or (D) a change of fifty percent (50%) (rounded to the next whole person) in the membership of the Board within a twelve (12)-month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of a majority of the directors then still in office who were in office at the beginning of the twelve (12)-month period

3. Miscellaneous. Except as expressly modified hereby, all other terms and provisions of the Agreement shall remain in full force and effect and are incorporated herein by this reference; provided, however, to the extent of any inconsistency between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall control. All references in the Agreement to “Agreement”, “hereunder”, “hereof”, or words of like import referring to the Agreement shall mean and be a reference to the Agreement as and to the extent it is amended by this Amendment. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original Amendment, but all of which, taken together, shall constitute one and the same Amendment, binding on the parties hereto. The signature of any party to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS, AS CALIFORNIA LAWS ARE APPLIED TO CONTRACTS ENTERED INTO AND PERFORMED IN SUCH STATE.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first written above.

IRIS INTERNATIONAL, INC.

By:	/s/ César M. García
Name:	César M. García
Its:	CEO, President and Chairman
Dated:	February 29, 2012

ACCEPTED AND AGREED TO:

/s/ Richard O’Leary
Richard O’Leary
Dated: February 29, 2012

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